   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 17, 1998
                                                      REGISTRATION NO. 333-23869
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                 POST EFFECTIVE

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                          CENTRAL PARKING CORPORATION
             (Exact name of registrant as specified in its charter)

                             ---------------------

                   TENNESSEE                                         62-1052916
        (State or other jurisdiction of                           (I.R.S. Employer
         incorporation or organization)                         Identification No.)

                       2401 21ST AVENUE SOUTH, SUITE 200
                           NASHVILLE, TENNESSEE 37212
                                 (615) 297-4255
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                             MONROE J. CARELL, JR.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          CENTRAL PARKING CORPORATION
                       2401 21ST AVENUE SOUTH, SUITE 200
                           NASHVILLE, TENNESSEE 37212
                                 (615) 297-4255
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   COPIES TO:

                  MARK MANNER                                     J. GENTRY BARDEN
   HARWELL HOWARD HYNE GABBERT & MANNER, P.C.                  BASS, BERRY & SIMS PLC
             FIRST AMERICAN CENTER                             FIRST AMERICAN CENTER
           NASHVILLE, TENNESSEE 37238                        NASHVILLE, TENNESSEE 37238
                 (615) 256-0500                                    (615) 742-6200

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 33-

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 33-

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated costs and expenses (all of which will be shared by the Company and the Selling Shareholders in proportion to the proceeds received by the Company and each Selling Shareholder) in connection with the Offering described in the Registration Statement:

Commission Registration Fee.................................  $ 37,584
New York Stock Exchange Listing Fee.........................    10,500
NASD Fee....................................................    10,203
Blue Sky Fees and Expenses*.................................     5,000
Printing and Engraving Expenses*............................   150,000
Legal Fees and Expenses*....................................   225,000
Auditors' Fees and Expenses*................................   200,000
Miscellaneous*..............................................    61,713
                                                              --------
          Total*............................................  $700,000
                                                              ========

---------------

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) The Tennessee Business Corporation Act (the "TBCA") provides that a corporation may indemnify any of its directors against liability incurred in connection with a proceeding if (i) the director acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director reasonably believed such conduct was in the corporation's best interest, (iii) in all other cases, the director reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director was adjudged to be liable to the corporation. In cases where the director is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director of a corporation, the TBCA mandates that the corporation indemnify the director against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper benefit to a director, no indemnification may be made if such director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

     (b) Article Eleven of the Amended and Restated Charter of the Registrant sets forth the extent to which officers or directors of the Registrant may be insured or indemnified against any liabilities which they may incur. The general effect of such provision is that any person made a party to any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant will be indemnified by the Registrant against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the fullest extent permitted under the laws of the State of Tennessee. In addition, such provision provides that, in the Registrant's sole discretion, the Registrant may indemnify employees or agents against such expenses, judgments, fines, and amounts paid in settlement.

     (c) The Company maintains a policy of directors' and officers' insurance that would in certain instances provide the funds necessary for the Registrant to meet its obligations under its Amended and Restated Charter.

     (d) Reference is also made to Section 8 of the Underwriting Agreement filed as Exhibit 1 hereto, which provides for indemnification by the Underwriters of the Company and certain officers, directors, and controlling persons against certain liabilities.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
  *1      --   Form of Underwriting Agreement
   2.1    --   Agreement and Plan of Merger, dated December 6, 1996, by and among Central Parking Corporation, Central Parking
                 System -- Empire State, Inc., and Square Industries, Inc.
                 (incorporated by reference to Exhibit (c)(1) to the
                 Company's Tender Offer Statement on Schedule 14D-1 filed
                 December 13, 1996)
   2.2    --   Agreement for Sale and Purchase of Membership Interests,
                 dated November 22,1996, by and among Central Parking
                 System Realty, Inc. Central Parking System Realty of
                 Missouri, Inc., Gateway Grove, Inc., and SLC Holdings,
                 L.L.C. (incorporated by reference to Exhibit 2.2 to the
                 Company's Current Report on Form 8-K filed January 14,
                 1997)
   2.3    --   Acquisition Agreement and Plan of Merger dated November 7,
                 1997, by and among Kinney System Holding Corp., the
                 Registrant and KSHC Parallel Parking, Inc. (incorporated
                 by reference to Exhibit 2.1 to the Company's Current
                 Report on Form 8-K filed February 17, 1998)
  *4.1    --   Amended and Restated Charter of the Registrant, as amended
   4.2    --   Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company's Registration
                 Statement No. 33-95640 on Form S-1)
   4.3    --   Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement No.
                 33-95640 on Form S-1)
   4.4     --  Purchase Agreement dated March 13, 1998 between the Registrant and Bear, Stearns & Co. Inc., J.C. Bradford & Co., LLC, William
                 Blair & Company, L.L.C., NationsBanc Montgomery Securities LLC,
                 and SunTrust Equitable Securities as the representatives of the several Initial Purchasers.
   4.5     --  Form of Indenture dated March __, 1998 between the Registrant and Chase Bank of Texas, National Association, as Trustee
                 regarding up to $113,402,050 of 5 1/4% Convertible Subordinated
                 Debenture due 2028.
   4.6     --  Form of Amended and Restated Declaration of Trust of Central
                 Parking Finance Trust dated as of March __, 1998.
   4.7     --  Form of Preferred Securities Guarantee Agreement dated as of
                 March __, 1998 by and between the Registrant and Chase Bank of
                 Texas, National Association as Trustee.
   4.8     --  Form of Registration Rights Agreement dated as of March ___,
                 1998 by and between Central Parking Finance Trust and the
                 Registrant and Bear, Stearns & Co. Inc., J. C. Bradford & Co.,
                 LLC, William Blair & Company, L.L.C., NationsBanc Montgomery
                 Securities LLC, and SunTrust Equitable Securities as the
                 representatives of the several Initial Purchasers.
   4.9     --  Form of Common Securities Guarantee Agreement dated as of
                 March __, 1998 by the Registrant.
   4.10    --  Form of Common Securities Subscription Agreement dated as of
                 March __, 1998 between Central Parking Finance Trust and the
                 Registrant relating to the Trust's 5 1/4% Common Securities.
  *5      --   Opinion of Harwell Howard Hyne Gabbert & Manner, P.C.
 *23.1    --   Consents of KPMG Peat Marwick LLP
 *23.2    --   Consent of David Berdon & Co. LLP
 *23.3    --   Consent of Harwell Howard Hyne Gabbert & Manner, P.C.
                 (included in Exhibit 5)
 *24      --   Power of Attorney (included on page II-4)
 *99      --   Consent of Lewis Katz

---------------

* Previously filed

     (b) Financial Statement Schedules

     The schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions or are inapplicable and, therefore, have been omitted.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          1. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, that the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted against the Registrant by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          2. For purposes of determining any liability under the Securities Act, that each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          4. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on March 17, 1998.

                                          CENTRAL PARKING CORPORATION

                                          By:   /s/ MONROE J. CARELL, JR.
                                            ------------------------------------
                                                    Monroe J. Carell, Jr.,
                                                          Chairman

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on behalf of the following persons (other than Lowell Harwood) in the capacities and on the dates indicated by Stephen A. Tisdell pursuant to a Power of Attorney granted in the initial Registration Statement.

                   SIGNATURE                                         TITLE                  DATE
                   ---------                                         -----                  ----

           /s/ MONROE J. CARELL, JR.                        Chief Executive Officer   March 16, 1998
------------------------------------------------              (Principal Executive
             Monroe J. Carell, Jr.                            Officer), Chairman of
                                                              the Board

               /s/ JAMES H. BOND                            President and Chief       March 16, 1998
------------------------------------------------              Operating Officer,
                 James H. Bond                                Director

             /s/ STEPHEN A. TISDELL                         Chief Financial Officer   March 16, 1998
------------------------------------------------              (Principal Financial
               Stephen A. Tisdell                             and Accounting
                                                              Officer)

               /s/ JOHN W. EAKIN                            Director                  March 16, 1998
------------------------------------------------
                 John W. Eakin

              /s/ EDWARD G. NELSON                          Director                  March 16, 1998
------------------------------------------------
                Edward G. Nelson

           /s/ WILLIAM C. O'NEIL, JR.                       Director                  March 16, 1998
------------------------------------------------
             William C. O'Neil, Jr.

                /s/ P.E. SADLER                             Director                  March 16, 1998
------------------------------------------------
                  P.E. Sadler

                /s/ CECIL CONLEE                            Director                  March 16, 1998
------------------------------------------------
                  Cecil Conlee

                                                            Director
------------------------------------------------
                Lowell Harwood*

---------------

* Mr. Harwood did not sign the original Registration Statement or its Power of Attorney

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
 *1        --  Form of Underwriting Agreement
  2.1      --  Agreement and Plan of Merger, dated December 6, 1996, by and among Central Parking Corporation, Central Parking
               System -- Empire State, Inc., and Square Industries, Inc.
               (incorporated by reference to Exhibit(c)(1) to the Company's
               Tender Offer Statement on Schedule 14D-1 filed December 13,
               1996)
  2.2      --  Agreement for Sale and Purchase of Membership Interests,
               dated November 22, 1996, by and among Central Parking System
               Realty, Inc. Central Parking System Realty of Missouri,
               Inc., Gateway Grove, Inc., and SLC Holdings, L.L.C.
               (incorporated by reference to Exhibit 2.2 to the Company's
               Current Report on Form 8-K filed January 14, 1997)
  2.3      --  Acquisition Agreement and Plan of Merger dated November 7,
               1997, by and among Kinney System Holding Corp., the
               Registrant and KSHC Parallel Parking, Inc. (incorporated by reference to Exhibit 2.1 to the Company's Current Report on
               Form 8-K filed February 17, 1998)
 *4.1      --  Amended and Restated Charter of the Registrant, as amended
  4.2      --  Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Company's Registration
               Statement No. 33-95640 on Form S-1)
  4.3      --  Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement No.
               33-95640 on Form S-1)
  4.4      --  Purchase Agreement dated March 13, 1998 between the Registrant and
               Bear, Stearns & Co. Inc., J.C. Bradford & Co., LLC, William Blair
               & Company, L.L.C., NationsBanc Montgomery Securities LLC, and
               SunTrust Equitable Securities as the representatives of the several Initial Purchasers.
  4.5      --  Form of Indenture dated March __, 1998 between the Registrant and Chase Bank of Texas, National Association, as Trustee
               regarding up to $113,402,050 of 5 1/4% Convertible Subordinated
               Debenture due 2028.
  4.6      --  Form of Amended and Restated Declaration of Trust of Central
               Parking Finance Trust dated as of March __, 1998.
  4.7      --  Form of Preferred Securities Guarantee Agreement dated as of
               March __, 1998 by and between the Registrant and Chase Bank of
               Texas, National Association as Trustee.
  4.8      --  Form of Registration Rights Agreement dated as of March ___,
               1998 by and between Central Parking Finance Trust and the
               Registrant and Bear, Stearns & Co. Inc., J. C. Bradford & Co.,
               LLC, William Blair & Company, L.L.C., NationsBanc Montgomery
               Securities LLC, and SunTrust Equitable Securities as the
               representatives of the several Initial Purchasers.
  4.9      --  Form of Common Securities Guarantee Agreement dated as of
               March __, 1998 by the Registrant.
  4.10     --  Form of Common Securities Subscription Agreement dated as of
               March __, 1998 between Central Parking Finance Trust and the
               Registrant relating to the Trust's 5 1/4% Common Securities.
 *5        --  Opinion of Harwell Howard Hyne Gabbert & Manner, P.C.
*23.1      --  Consents of KPMG Peat Marwick LLP
*23.2      --  Consent of David Berdon & Co. LLP
*23.3      --  Consent of Harwell Howard Hyne Gabbert & Manner, P.C.
               (included in Exhibit 5)
*24        --  Power of Attorney
*99        --  Consent of Lewis Katz

---------------

* Previously filed.